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                                                                      Exhibit 99

                                      FOR:  McNaughton Apparel Group Inc.

                              APPROVED BY:  Peter Boneparth
                                            Chairman and Chief Executive Officer
                                            Amanda Bokman
                                            Chief Financial Officer

FOR IMMEDIATE RELEASE
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                                  CONTACT:  Investor Relations:
                                            Shannon Froehlich/Natasha Boyden/
                                            Priya Akhoury
                                            Press: Michael McMullan/Kate Talbot
                                            Morgen-Walke Associates
                                            (212) 850-5600

            McNAUGHTON APPAREL GROUP ANNOUNCES RESULTS OF CONSENT
     SOLICITATION RELATING TO ITS 12-1/2% SENIOR NOTES DUE 2005, SERIES B

     NEW YORK, New York, June 6, 2001 -- McNaughton Apparel Group Inc. (Nasdaq:
MAGI) announced today that, as of 5:00 p.m., New York City time on Monday, June 4 (the "Consent Expiration Date"), it had received consents sufficient to amend the Indenture governing its outstanding 12-1/2% Senior Notes due 2005, Series B. The Company commenced a tender offer to purchase any and all of the $125 million aggregate principal amount of the outstanding Notes on May 21, 2001, as well as a related consent solicitation.

     Notes tendered prior to the Consent Expiration Date may no longer be withdrawn and the related consents may no longer be revoked except in the limited circumstances described in the Offer to Purchase and Consent Solicitation Statement dated May 21, 2001. Accordingly, the Company and the trustee under the Indenture have executed and delivered a supplemental indenture containing the amendments described in the Offer to Purchase and Consent Solicitation Statement. The amendments will eliminate most of the restrictive covenants contained in the Indenture. The amendments will not become operative, however, unless and until the Company accepts the Notes for purchase pursuant to the Offer to Purchase and Consent Solicitation Statement. If the amendments become operative, holders of all of the Notes then outstanding will be bound thereby.

     If the Company accepts the Notes for purchase pursuant to the Offer to Purchase and Consent Solicitation Statement, the consent payment payable to holders who delivered consents prior to the Consent Expiration Date is $35 per $1,000 principal amount of Notes. The total consideration for a timely tender and consent includes the $35 consent payment. Subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, holders who tender their Notes after the Consent Expiration Date but on or
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prior to 5:00 p.m., New York City time, on Tuesday, June 19, 2001, unless extended (the "Tender Offer Expiration Date"), will receive the total consideration minus the consent payment.

     The purchase price to be paid for tendered Notes will be based on the present value of the redemption price of $1,070.00 per $1,000 principal amount of Notes on June 1, 2003, the first date on which the Notes are redeemable, discounted at a rate equal to 62.5 basis points above the yield on the 5-1/2% U.S. Treasury Note due May 31, 2003, less the consent payment of $35 per $1,000 principal amount of Notes.

     Payment for tendered Notes and consents will occur promptly after the Tender Offer Expiration Date.

     The tender offer and consent solicitation are being made in connection with an acquisition transaction whereby Jones Apparel Group, Inc. will acquire the Company by merging the Company with and into a newly formed wholly owned subsidiary of Jones. The offer is conditioned on, among other things, the consummation of the acquisition.

     For additional information regarding the tender offer and consent solicitation, reference should be made to the Offer to Purchase and Consent Solicitation Statement, and the related transmittal documents, copies of which may be obtained from Georgeson Shareholder Communications Inc., the information agent, at 212-440-9800 or 800-223-2064. Holders of Notes may also contact Morgan Stanley Dean Witter, the dealer manager for the tender offer, at 800-624-1808 with any questions or requests for assistance concerning the tender offer and consent solicitation.

     McNaughton Apparel Group Inc. designs, contracts for the manufacture of and markets a broad line of brand name, moderately-priced women's and juniors' career and casual clothing. The Company's product lines include collections of related separates coordinated by color and style, as well as casual weekend wear and related knitwear separates. The Company markets its products under its nationally known labels, including Norton McNaughton(R) and Norton Studio(R), through its subsidiary Norton McNaughton of Squire, Inc., Erika(R), through its subsidiary Miss Erika, Inc., and Energie(R), Currants(R), Jamie Scott(R) and Energie Polar 2000(R), through its subsidiary Jeri-Jo Knitwear, Inc.